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                                              GeneMedix

                                                        GeneMedix plc
                                                        Rosalind Franklin House
                                                        Fordham Road
                                                        Newmarket
                                                        Suffolk CB8 7XN

                                                        Tel: +44 (0) 1638 663320
                                                        Fax: +44 (0) 1638 663411

                                                        enquiries@genemedix.com
                                                        www.genemedix.com

10th June 2004

Violet Pagan
Assistant Vice President
The Bank of New York
ADR Administration
101 Barclay Street
NEW YORK
NY 10286
USA

Dear Ms Pagan

This is to confirm our request that the American Depositary Share ("ADS") ratio for our ADR program for our ordinary shares ("Shares") be changed from 1 ADS(s) representing 20 Share(s) to 1 ADS(s) representing 1 Share(s).

This letter may be used by you as an exhibit to the Rule 424(b) letter submitted by you to the US Securities and Exchange Commission in connection with the ratio change.

Yours sincerely

/s/ Julian Attfield

Julian Attfield
Chief Financial Officer and Company Secretary
GeneMedix plc

                                           Registered in England No. 034676317
                                           Registered Office:
                                           Rosalind Franklin House, Fordham Road
                                           Newmarket CB8 7XN, England